UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2012

SANDRIDGE PERMIAN TRUST

(Exact name of Registrant as specified in its charter)

Delaware	001-35274	45-6276683
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A.

919 Congress Avenue, Suite 500

Austin, Texas 78701

(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (855) 802-1092

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

On April 30, 2012 the Registrant issued a press release and furnished the press release under a Form 8-K filed April 30, 2012. The press release contains information regarding the number of equivalent development wells producing, or drilled and perforated for completion. The number of equivalent producing development wells and total development wells as of February 29, 2012 were stated as 238.1 and 253.2, respectively. The correct number of equivalent producing development wells and total development wells as of February 29, 2012 were 219.3 and 235.5, respectively. The corrected table and accompanying text is set forth below.

As of the dates indicated, equivalent development wells producing, or drilled and perforated for completion, during production periods upon which distributions are based are as follows:

As of	Equivalent Producing Development Wells	Additional Drilled Development Wells*	Total Development Wells
8/31/2011	85.2	20.7	105.9
11/30/2011	159.7	18.8	178.5
2/29/2012	219.3	16.2	235.5

*	Equivalent development wells that are not producing at the ‘As of’ date but have been drilled and perforated for completion

The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE PERMIAN TRUST

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/S/ MIKE ULRICH
Name:	Mike Ulrich
Title:	Vice President

Date: May 10, 2012